UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

Shire Pharmaceuticals Group plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0359573
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code 44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 27, 2005, Shire Pharmaceuticals Group plc completed its acquisition of TKT pursuant to the Agreement and Plan of Merger, dated April 21, 2005 (the “Merger Agreement”), among Shire, Sparta Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Shire (“Merger Sub”), and TKT. Shire’s acquisition of TKT was effected by merging Merger Sub with and into TKT (the “Merger”), with TKT continuing as the surviving corporation. As consideration for the Merger and pursuant to the terms of the Merger Agreement, Shire paid to TKT’s stockholders $37.00 in cash, without interest, for each share of TKT common stock outstanding at the time of the Merger, less any applicable withholding taxes. In addition, each outstanding option to purchase TKT common stock that was granted or committed to be granted prior to the date of the Merger Agreement became the right to receive the difference between $37.00 per share and the per share exercise price of such option, less any applicable withholding taxes, and each outstanding option to purchase TKT common stock that was granted pursuant to an offer of employment made on or after the date of the Merger Agreement was cancelled and will be substituted with an option having equivalent value under an equity compensation plan of Shire.

     In connection with the merger, the holders of 12,318,765 shares of TKT common stock submitted written demands for appraisal of their shares and have, as a result, elected not to accept the $37.00 per share merger consideration. To the extent that these demands were validly asserted in accordance with the applicable requirements of Delaware law and these holders perfect their rights thereunder, such holders will be entitled to receive the fair value of their shares as determined by the Delaware Court of Chancery. The determination of fair value of the TKT shares will be made excluding any element of value arising from the transaction, such as cost savings or business synergies. The Delaware Court of Chancery may ascribe a valuation to the shares that is greater than, less than or equal to $37.00 per share and may award interest on the amount determined in the appraisal process. TKT shareholders who have asserted appraisal rights may within 60 days after the effective time of the Merger withdraw their demand for appraisal and accept the $37.00 per share Merger consideration in cash.

     Total consideration, including amounts payable in respect of stock options and convertible securities, is approximately $1.6 billion at the Merger price of $37.00 per share. This could change if Shire is required to pay a different amount of consideration in respect of the 12,318,765 TKT shareholders who have exercised appraisal rights. The consideration paid by Shire to TKT shareholders at completion who did not exercise appraisal rights was funded from Shire’s existing cash resources.

     Shire’s press release dated July 28, 2005, announcing the completion of the merger and filed on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

The following documents are included as part of this Current Report on Form 8-K

(a) Financial Statements for Businesses Acquired

Consolidated Balance Sheets as at December 31, 2003 and 2004 (1)

Consolidated Statements of Income and Cash Flows for the years ended December 31, 2002, 2003 and 2004 (1)

Consolidated Interim Balance Sheet as at March 31, 2005 (2)

Consolidated Interim Statements of Income and Cash Flow for the three months ended March 31, 2005 and 2004 (2)

(b) Pro Forma Financial Information

     The pro forma financial information has not been filed on this initial report on Form 8-K. Instead, the pro forma financial information will be filed by amendment on or before October 12, 2005.

(c) Exhibits

2.1	Agreement and Plan of Merger by and among Shire Pharmaceutical Group plc, Transkaryotic Therapies, Inc. and Sparta Acquisition Corporation, dated as of April 21, 2005 (3)

(1)	Incorporated by reference to TKT’s Form 10-K filed on March 16, 2005.
(2)	Incorporated by reference to TKT’s Form 10-Q filed on May 10, 2005.
(3)	Incorporated by reference to Exhibit 99.02 to Shire’s Form 8-K filed on April 25, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005

SHIRE PHARMACEUTICALS GROUP PLC

By:	/s/ A C Russell

	Name:	ANGUS RUSSELL
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger by and among Shire Pharmaceutical Group plc, Transkaryotic Therapies, Inc. and Sparta Acquisition Corporation, dated as of April 21, 2005 (3)

* Incorporated by reference to Exhibit 99.02 to Shire’s Form 8-K filed on April 25, 2005.